Exhibit 1.4

March 19, 2013

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

288 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Merrill Lynch, Pierce Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Mizuho Securities USA Inc.

320 Park Avenue

New York, New York 10022

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Amendment No. 3 to Amended and Restated U.S. Distribution Agreement, dated September 17, 2007

Ladies and Gentlemen:

We refer to the Amended and Restated U.S. Distribution Agreement, dated as of September 17, 2007, as amended by Amendment No. 1 thereto, dated as of May 28, 2008, and Amendment No. 2 thereto, dated as of September 7, 2010 (together, the “Distribution Agreement”), in each case by and among Parker-Hannifin Corporation, an Ohio corporation (the “Company”), and the agents named therein, relating to the issue and sale from time to time by the Company of its Medium-Term Notes, Series A, due nine months or more from date of issue. Capitalized terms used herein but not otherwise defined are used as defined in the Distribution Agreement.

WHEREAS, the Company intends to further amend the Distribution Agreement to add Wells Fargo Securities, LLC, Mizuho Securities USA Inc., and J.P. Morgan Securities LLC as Agents under the Distribution Agreement; and

WHEREAS, the Company has given each of the existing Agents at least one day’s prior written notice of such intent, pursuant to Section 11 of the Distribution Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company hereby agrees with each of you to amend the Distribution Agreement in the following respects:

1. Addition of Agents. In accordance with Section 11 of the Distribution Agreement and without any further action on behalf of the Company, the Agents or any other party, Wells Fargo Securities, LLC, Mizuho Securities USA Inc. and J.P. Morgan Securities LLC are each hereby added as Agents under the Distribution Agreement, subject to the same terms and conditions of the Distribution Agreement as the other Agents thereto. Such other Agents party to the Distribution Agreement hereby acknowledge the receipt and sufficiency of the Company’s prior written notice provided pursuant to Section 11 of the Distribution Agreement.

2. Amendment of Second Paragraph. The second paragraph of the Distribution Agreement is hereby amended to read in its entirety as follows:

“The Company hereby appoints Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., RBS Securities Inc., KeyBanc Capital Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA Inc., and J.P. Morgan Securities LLC (individually, an “Agent” and collectively, the “Agents”) as its exclusive agents, subject to Section 11, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a “Terms Agreement”) in accordance with the provisions of Section 2(b) hereof.”

3. Amendment of Ninth Paragraph. The Section 9 of the Distribution Agreement is hereby amended to read in its entirety as follows:

“All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley & Co. Incorporated, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley & Co. Incorporated at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: Manager – Continuously Offered Products (telefax number: 212-761-0780), with a copy to l585 Broadway, New York, New York 10036, 36th floor, Attention: Investment Banking Information Center (telefax number: 212-761-0260); if sent to Citigroup Global Markets Inc., will be mailed, delivered or telefaxed and confirmed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Managing Director, Syndicate (telefax number: 212-816-7912); if sent to Goldman, Sachs & Co., will be mailed, delivered or telefaxed and confirmed to Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Credit Department, Credit Control – Medium-Term Notes (telefax number: 212-357-8680); if sent to RBS Securities Inc., will be mailed, delivered or telefaxed and confirmed to RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: Debt Capital Markets Syndicate (telefax number: 203-873-4534); if sent to KeyBanc Capital Markets Inc., will be mailed, delivered or telefaxed and confirmed to KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Ann Schiavone – Debt Capital Markets (telefax number: 216-433-3801); if sent to Barclays Capital Inc., will be mailed, delivered or telefaxed and confirmed to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (telefax number: 646-834-8133); if sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, will be mailed, delivered or telefaxed and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management (telefax number: 212-901-7881); if sent to Wells Fargo Securities, LLC, will be mailed, delivered or telefaxed and confirmed to Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management (telefax number: 646-834-8133); if sent to Mizuho Securities USA Inc., will be mailed, delivered or telefaxed and confirmed to Mizuho Securities USA Inc. at 30 Park Avenue. 12th Floor, New York, New York 10022, Attention: Debt Capital Markets (telefax number: 212-205-7812); and, if sent to J.P. Morgan Securities LLC, will be mailed, delivered or telefaxed and confirmed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Medium Term Note Desk—3rd Floor (telefax number: 212-834-6081); or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Treasurer (telefax number: 216-481-4057).”

4. Amendment of Exhibit B. The first sentence of the first paragraph of Exhibit B of the Distribution Agreement is hereby amended to read in its entirety as follows:

“Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes, Series A (the “Notes”), on a continuous basis by Parker-Hannifin Corporation (the “Company”) pursuant to the Amended and Restated U.S. Distribution Agreement, dated as of September 17, 2007, as amended (the “Distribution Agreement”) among the Company and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., RBS Securities Inc., KeyBanc Capital Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA Inc., and J.P. Morgan Securities LLC (the “Agents”).”

5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

7. Amendment. Except as specifically amended or modified hereby, the Distribution Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement or document to the Distribution Agreement shall, on and after the date hereof, be deemed to refer to the Distribution Agreement as amended hereby. Notwithstanding the foregoing, the provisions of the Distribution Agreement as in effect immediately preceding the amendments provided herein shall apply with respect to any Notes issued and sold thereunder prior to the date hereof.

(Signatures on following pages)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

Very truly yours,

PARKER-HANNIFIN CORPORATION

By:	/s/ Jon P. Marten
Name:	Jon P. Marten
Title:	Executive Vice President – Finance and
Administration and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first written above

MORGAN STANLEY & CO. LLC

By:	/s/ Yuri Slyz
Name: Yuri Slyz
Title: Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Managing Director

GOLDMAN, SACHS & CO.

/s/ Adam T. Greene
Name: Adam T. Greene
Title: Vice President

RBS SECURITIES INC.

By:	/s/ Troy Goldberg
Name: Troy Goldberg
Title: Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Gary E. Andrews
Name: Gary E. Andrews
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Coan Hurley
Name: Carolyn Coan Hurley
Title: Director

MIZUHO SECURITIES USA INC.

By:	/s/ James M. Shepard
Name: James M. Shepard
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President